Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-81270) of Techdyne, Inc. of our report dated April 4, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PRICEWATERHOUSECOOPERS LLP

Dayton, Ohio
April 12, 2002